UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 5, 2016

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Neurocrine Biosciences, Inc. (the “Company”) maintains a bonus program for all employees of the Company, including its executive officers (the “Bonus Plan”). The Bonus Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”), in consultation with the other independent members of the Board of Directors. The purpose of the Bonus Plan is to reward employees, including executive officers, for successful achievement of specified performance goals.

The Compensation Committee, in consultation with the other independent members of the Board of Directors, may, at their sole discretion, eliminate any individual bonus or reduce or increase the amount of compensation payable with respect to any individual bonus. An executive officer must be an employee of the Company on the date of payment to qualify for a bonus under the Bonus Plan. Any executive officer who leaves the employment of the Company, voluntarily or involuntarily, prior to the payment date, is ineligible for any bonus under the Bonus Plan. On February 5, 2016, the Compensation Committee, in consultation with the other independent members of the Board of Directors, approved bonus payouts under the Bonus Plan for 2015 goal achievement. The individual amounts approved for payment to the Company’s named executive officers are set forth below:

Officer	Title	Bonus Amount
Kevin Gorman	President and Chief Executive Officer	$345,000
Christopher O’Brien	Chief Medical Officer	$236,400
Timothy Coughlin	Chief Financial Officer	$211,000
Haig Bozigian	Chief Development Officer	$190,800
Dimitri Grigoriadis	Chief Research Officer	$173,850

On February 5, 2016, the Compensation Committee, in consultation with the other independent members of the Board of Directors, approved 2016 base salaries for the Company’s named executive officers. The individual 2016 base salaries approved for the Company’s named executive officers are set forth below:

Officer	Title	Base Salary
Kevin Gorman	President and Chief Executive Officer	$592,000
Christopher O’Brien	Chief Medical Officer	$487,000
Timothy Coughlin	Chief Financial Officer	$434,700
Haig Bozigian	Chief Development Officer	$395,000
Dimitri Grigoriadis	Chief Research Officer	$358,100

On February 5, 2016, the Compensation Committee, in consultation with the other independent members of the Board of Directors, approved the grant of stock options to the Company’s named executive officers pursuant to the Company’s 2011 Equity Incentive Plan. The exercise price for these options is equal to the closing price of the Company’s stock on the NASDAQ Global Select Market on February 5, 2016 of $35.99. These options have a 10 year term and vest ratably on a monthly basis over a four year period, subject to the executive officer’s continued service to the Company. The individual option grants approved for the Company’s named executive officers are set forth below:

Officer	Title	Options Granted
Kevin Gorman	President and Chief Executive Officer	109,100
Christopher O’Brien	Chief Medical Officer	60,600
Timothy Coughlin	Chief Financial Officer	48,500
Haig Bozigian	Chief Development Officer	48,500
Dimitri Grigoriadis	Chief Research Officer	36,400

On February 5, 2016, the Compensation Committee, in consultation with the other independent members of the Board of Directors, approved the grant of restricted stock units (“RSU”) to the Company’s named executive officers pursuant to the Company’s 2011 Equity Incentive Plan. These RSU vest ratably on an annual basis over a four year period, subject to the executive officer’s continued service to the Company. The individual RSU approved for the Company’s named executive officers are set forth below:

Officer	Title	RSU Granted
Kevin Gorman	President and Chief Executive Officer	23,000
Christopher O’Brien	Chief Medical Officer	12,800
Timothy Coughlin	Chief Financial Officer	10,200
Haig Bozigian	Chief Development Officer	10,200
Dimitri Grigoriadis	Chief Research Officer	7,700

On February 5, 2016, the Compensation Committee, in consultation with the other independent members of the Board of Directors, approved the grant of performance-based RSUs to the Company’s executive officers pursuant to the Company’s 2011 Equity Incentive Plan. The performance-based RSUs vest upon the date the Company has achieved both 1) obtaining positive pivotal clinical trial data for the treatment of Tourette’s syndrome with valbenazine, and 2) FDA acceptance of a New Drug Application for the treatment of Tourette’s syndrome with valbenazine. These performance-based RSUs have a four year term. The amounts of the individual performance-based RSUs approved for the Company’s named executive officers are set forth below:

Officer	Title	RSU Granted
Kevin Gorman	President and Chief Executive Officer	35,750
Christopher O’Brien	Chief Medical Officer	30,500
Timothy Coughlin	Chief Financial Officer	20,500
Haig Bozigian	Chief Development Officer	20,500
Dimitri Grigoriadis	Chief Research Officer	20,500

On February 5, 2016, the Compensation Committee, in consultation with the other independent members of the Board of Directors, approved bonus targets for the Company’s employees for payout sunder the Company’s Bonus Plan for 2016 goal achievement. The individual amounts approved for payment to the Company’s named executive officers are set forth below:

Officer	Title	Bonus Target
Kevin Gorman	President and Chief Executive Officer	60%
Christopher O’Brien	Chief Medical Officer	50%
Timothy Coughlin	Chief Financial Officer	50%
Haig Bozigian	Chief Development Officer	50%
Dimitri Grigoriadis	Chief Research Officer	50%

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2016	NEUROCRINE BIOSCIENCES, INC.

/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer and Corporate Secretary